Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: October 23, 2017
FOR IMMEDIATE RELEASE

Washington Trust Reports Third Quarter 2017 Earnings
WESTERLY, R.I., October 23, 2017 (GLOBE NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced third quarter 2017 net income of $13.0 million, or $0.75 per diluted share, compared to $13.2 million, or $0.76 per diluted share, reported for the second quarter of 2017.

“Washington Trust’s third quarter performance reflects our continued success at growing our key business lines,” stated Joseph J. MarcAurele, Washington Trust Chairman and Chief Executive Officer. “Our diversified revenue streams were integral to our solid quarterly results, allowing us to maintain our strong profitability metrics.”

Selected highlights for the third quarter of 2017 include:

•	Returns on average equity and average assets were 12.56% and 1.18%, respectively. Comparable amounts for the second quarter of 2017 were 13.06% and 1.21%, respectively.

•	Third quarter 2017 total revenues (net interest income and noninterest income) amounted to $47.3 million, a record level for the Company.

•
Wealth management assets stood at an all-time high of $6.6 billion at September 30, 2017 and third quarter 2017 wealth management revenues exceeded $10.0 million for the first time in the Company's history.

•	Total loans surpassed $3.3 billion at September 30, 2017 and were up by 4% in the third quarter.

•	Total deposits grew by 4% in the third quarter and amounted to $3.2 billion at September 30, 2017.

•	In September 2017, Washington Trust declared a quarterly dividend of 39 cents per share, representing a 1 cent per share increase over the preceding quarter.
Net Interest Income
Net interest income totaled $30.1 million for the third quarter of 2017, up by $155 thousand, or 1%, from the second quarter. Included in net interest income in the third quarter was loan prepayment fee income of $131 thousand, compared to $549 thousand in the second quarter. Excluding the impact of loan prepayment fee income in each period, net interest income was up by $566 thousand, or 2%, on a linked quarter basis. The net interest margin was 2.93% for the third quarter of 2017, down by 4 basis points from the preceding quarter. Excluding the impact of the loan prepayment fee income in each period, the net interest margin was 2.91%, down by 1 basis point from the second quarter of 2017. Significant linked quarter changes included:

Washington Trust
Page 2, October 23, 2017

•
Average interest-earning assets increased by $35 million, with an increase of $59 million in average loan balances, partially offset by a $24 million decrease in the average balance of securities. The yield on interest-earning assets for the third quarter was 3.67%, down by 1 basis point from the preceding quarter. Excluding the impact of loan prepayment fee income in each period, the yield on interest-earning assets was 3.66%, up by 4 basis points from the preceding quarter.

•
Average interest-bearing liabilities increased by $8 million, reflecting an increase of $32 million in average wholesale funding balances (Federal Home Loan Bank advances and wholesale brokered time deposits), partially offset by a seasonal $24 million decrease in average in-market interest-bearing deposits. The cost of interest-bearing funds was 0.92%, up by 5 basis points from the preceding quarter.

Loans
Total loans amounted to $3.3 billion at September 30, 2017, up by $123 million, or 4%, from the end of the preceding quarter. Commercial loans increased by $102 million, or 6%, on a linked quarter basis, with growth of $91 million in the commercial real estate portfolio and $11 million in the commercial and industrial portfolio. Residential loan portfolio balances increased by $27 million, or 2%, from the balance at June 30, 2017. The consumer loan portfolio was down by $6 million, or 2%, from the end of the preceding quarter.

Investment Securities
The investment securities portfolio amounted to $728 million at September 30, 2017, down by $36 million, or 5%, from the balance at June 30, 2017, due to routine principal pay-downs on mortgage-backed securities and calls of debt securities. Investment securities represented 16% of total assets as at September 30, 2017.

Deposits and Borrowings
Total deposits amounted to $3.2 billion at September 30, 2017, up by $136 million, or 4%, from the balance at June 30, 2017. Included in total deposits were wholesale brokered time deposit balances of $416 million, which increased by $15 million from the end of preceding quarter. Excluding wholesale brokered time deposits, in-market deposits increased by $121 million, or 5%, in the quarter, reflecting seasonal inflows of various institutional and governmental depositors based on their underlying business cycles, as well as growth in promotional time certificates of deposit.

Federal Home Loan Bank advances amounted to $814 million at September 30, 2017, down by $56 million from the balance at June 30, 2017.

Noninterest Income
Noninterest income totaled $17.3 million for the third quarter of 2017, up by $477 thousand, or 3%, from the preceding quarter. Linked quarter changes included:

•
Wealth management revenues increased by $71 thousand, or 1%. This included an increase of $390 thousand in asset-based revenues and a decrease of $319 thousand in transaction-based revenues. The linked quarter change in transaction-based revenues was affected by the second quarter recognition of tax preparation fee income, which is typically concentrated in that quarter.

Washington Trust
Page 3, October 23, 2017

Wealth management assets under administration amounted to $6.6 billion at September 30, 2017, up by $184 million from the second quarter, reflecting financial market appreciation. Managed assets represented 92% of total wealth management assets at September 30, 2017.

•
Mortgage banking revenues increased by $117 thousand, or 4%, due to a higher volume of loans sold in the secondary market. Residential mortgage loans sold to the secondary market amounted to $147 million in the third quarter, compared to $137 million in the preceding quarter.

•	Loan related derivative income increased by $308 thousand, or 27%, reflecting a higher volume of commercial borrower loan related derivative transactions.

Noninterest Expenses
Noninterest expenses totaled $26.8 million for the third quarter of 2017, up by $448 thousand, or 2%, from the second quarter. Included in other noninterest expenses in the third quarter was a charge of approximately $570 thousand associated with an isolated external fraud matter. Excluding this charge, total noninterest expenses were down by 0.5% on a linked quarter basis.

Income tax expense totaled $6.3 million for the third quarter of 2017, down by $179 thousand from the preceding quarter. The effective tax rate for the third quarter of 2017 was 32.8%, compared to 33.0% for the preceding quarter.

Asset Quality
Total past due loans amounted to $16.4 million, or 0.49% of total loans, at September 30, 2017, compared to $21.1 million, or 0.66% of total loans, at June 30, 2017. Total nonaccrual loans amounted to $18.5 million, or 0.56% of total loans, at September 30, 2017, down from $20.2 million, or 0.63% of total loans, at June 30, 2017.
A loan loss provision totaling $1.3 million was charged to earnings in the third quarter of 2017, compared to a loan loss provision of $700 thousand in the preceding quarter. The increase in the loan loss provision reflected loan loss allocations commensurate with growth and other changes in the loan portfolio during the quarter as well as an increase in specific reserves on impaired loans. Net charge-offs amounted to $654 thousand in the third quarter of 2017, compared to $484 thousand in the preceding quarter. The allowance for loan losses was $27.3 million, or 0.82% of total loans, at September 30, 2017, compared to $26.7 million, or 0.83% of total loans, at June 30, 2017.

Capital and Dividends
Total shareholders' equity was $414 million at September 30, 2017, up by $8 million from June 30, 2017. Capital levels at September 30, 2017 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.53% at September 30, 2017, compared to 12.78% at June 30, 2017. Book value per share amounted to $24.06 at September 30, 2017, up from $23.59 at June 30, 2017.

The Board of Directors declared a quarterly dividend of 39 cents per share for the quarter ended September 30, 2017, an increase of 1 cent compared to the second quarter. The dividend was paid on October 13, 2017 to shareholders of record on October 2, 2017.

Washington Trust
Page 4, October 23, 2017

Conference Call
Washington Trust will host a conference call to discuss its third quarter results, business highlights and outlook on Tuesday, October 24, 2017 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-877-407-9208. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-844-512-2921 and entering the Replay PIN Number 13671590; the audio replay will be available through November 3, 2017. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, www.washtrustbancorp.com, and will be available through December 31, 2017.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at www.washtrustbancorp.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: weakness in national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets; volatility in national and international financial markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, default and charge-off rates; changes in the size and nature of the our competition; changes in legislation or regulation and accounting principles, policies and guidelines; occurrences of cyberattacks, hacking and identity theft; natural disasters; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Assets:
Cash and due from banks	$128,580	$117,608	$111,941	$106,185	$126,752
Short-term investments	2,600	2,324	2,039	1,612	2,420
Mortgage loans held for sale	28,484	32,784	25,414	29,434	45,162
Securities:
Available for sale, at fair value	714,355	749,486	754,720	739,912	564,256
Held to maturity, at amortized cost	13,241	13,942	14,721	15,633	16,848
Total securities	727,596	763,428	769,441	755,545	581,104
Federal Home Loan Bank stock, at cost	42,173	44,640	43,714	43,129	37,249
Loans:
Commercial	1,800,116	1,698,389	1,762,499	1,771,666	1,757,215
Residential real estate	1,195,537	1,168,105	1,131,210	1,122,748	1,079,887
Consumer	327,425	333,606	331,151	339,957	344,253
Total loans	3,323,078	3,200,100	3,224,860	3,234,371	3,181,355
Less allowance for loan losses	27,308	26,662	26,446	26,004	25,649
Net loans	3,295,770	3,173,438	3,198,414	3,208,367	3,155,706
Premises and equipment, net	28,591	28,508	28,853	29,020	29,433
Investment in bank-owned life insurance	72,729	72,183	71,642	71,105	70,557
Goodwill	63,909	63,909	64,059	64,059	64,059
Identifiable intangible assets, net	9,388	9,642	9,898	10,175	10,493
Other assets	69,410	67,065	63,348	62,484	81,099
Total assets	$4,469,230	$4,375,529	$4,388,763	$4,381,115	$4,204,034
Liabilities:
Deposits:
Demand deposits	$621,273	$587,813	$596,974	$585,960	$566,027
NOW accounts	448,128	448,617	454,344	427,707	404,827
Money market accounts	716,827	666,047	762,233	730,075	794,905
Savings accounts	367,912	364,002	362,281	358,397	357,966
Time deposits	1,002,941	954,710	939,739	961,613	913,649
Total deposits	3,157,081	3,021,189	3,115,571	3,063,752	3,037,374
Federal Home Loan Bank advances	814,045	869,733	798,741	848,930	671,615
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Other liabilities	61,195	55,884	53,985	54,948	77,037
Total liabilities	4,055,002	3,969,487	3,990,978	3,990,311	3,808,707
Shareholders’ Equity:
Common stock	1,076	1,076	1,075	1,073	1,069
Paid-in capital	117,189	116,484	116,200	115,123	113,290
Retained earnings	312,334	306,151	299,555	294,365	288,613
Accumulated other comprehensive loss	(16,371)	(17,669)	(19,045)	(19,757)	(7,645)
Total shareholders’ equity	414,228	406,042	397,785	390,804	395,327
Total liabilities and shareholders’ equity	$4,469,230	$4,375,529	$4,388,763	$4,381,115	$4,204,034

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars in thousands, except per share amounts)
						For the Nine Months Ended
	For the Three Months Ended
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Sep 30, 2017	Sep 30, 2016
Interest income:
Interest and fees on loans	$32,509	$31,642	$30,352	$30,738	$29,633	$94,503	$88,753
Taxable interest on securities	4,655	4,844	4,709	3,703	3,024	14,208	7,881
Nontaxable interest on securities	41	72	112	157	218	225	825
Dividends on Federal Home Loan Bank stock	467	439	387	362	288	1,293	729
Other interest income	197	156	104	95	93	457	227
Total interest and dividend income	37,869	37,153	35,664	35,055	33,256	110,686	98,415
Interest expense:
Deposits	3,835	3,591	3,502	3,445	3,110	10,928	9,059
Federal Home Loan Bank advances	3,816	3,509	3,344	2,886	2,641	10,669	7,106
Junior subordinated debentures	159	149	138	135	125	446	356
Other interest expense	—	—	1	1	1	1	4
Total interest expense	7,810	7,249	6,985	6,467	5,877	22,044	16,525
Net interest income	30,059	29,904	28,679	28,588	27,379	88,642	81,890
Provision for loan losses	1,300	700	400	2,900	1,800	2,400	2,750
Net interest income after provision for loan losses	28,759	29,204	28,279	25,688	25,579	86,242	79,140
Noninterest income:
Wealth management revenues	10,013	9,942	9,477	9,291	9,623	29,432	28,278
Mortgage banking revenues	3,036	2,919	2,340	4,541	3,734	8,295	8,642
Service charges on deposit accounts	942	901	883	945	915	2,726	2,757
Card interchange fees	894	902	802	858	870	2,598	2,527
Income from bank-owned life insurance	546	542	536	549	521	1,624	2,110
Loan related derivative income	1,452	1,144	148	912	1,178	2,744	2,331
Equity in losses of unconsolidated subsidiaries	(89)	(89)	(88)	(89)	(88)	(266)	(265)
Other income	489	545	412	313	508	1,446	1,429
Total noninterest income	17,283	16,806	14,510	17,320	17,261	48,599	47,809
Noninterest expense:
Salaries and employee benefits	17,251	17,358	16,795	16,528	16,908	51,404	50,693
Net occupancy	1,928	1,767	1,967	1,775	1,766	5,662	5,376
Equipment	1,380	1,313	1,467	1,556	1,648	4,160	4,652
Outsourced services	1,793	1,710	1,457	1,311	1,254	4,960	3,911
Legal, audit and professional fees	534	582	616	597	691	1,732	1,982
FDIC deposit insurance costs	308	469	481	390	504	1,258	1,488
Advertising and promotion	416	362	237	403	370	1,015	1,055
Amortization of intangibles	253	257	277	318	321	787	966
Debt prepayment penalties	—	—	—	—	—	—	431
Change in fair value of contingent consideration	—	—	(310)	—	(939)	(310)	(898)
Other expenses	2,891	2,488	2,299	2,095	2,127	7,678	6,474
Total noninterest expense	26,754	26,306	25,286	24,973	24,650	78,346	76,130
Income before income taxes	19,288	19,704	17,503	18,035	18,190	56,495	50,819
Income tax expense	6,326	6,505	5,721	5,873	5,863	18,552	16,500
Net income	$12,962	$13,199	$11,782	$12,162	$12,327	$37,943	$34,319

Net income available to common shareholders:
Basic	$12,934	$13,170	$11,755	$12,137	$12,302	$37,859	$34,247
Diluted	$12,934	$13,170	$11,755	$12,137	$12,302	$37,859	$34,247
Weighted average common shares outstanding:
Basic	17,212	17,206	17,186	17,142	17,090	17,201	17,060
Diluted	17,318	17,316	17,293	17,245	17,203	17,320	17,198
Earnings per common share:
Basic	$0.75	$0.77	$0.68	$0.71	$0.72	$2.20	$2.01
Diluted	$0.75	$0.76	$0.68	$0.70	$0.72	$2.19	$1.99

Cash dividends declared per share	$0.39	$0.38	$0.38	$0.37	$0.37	$1.15	$1.09

SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands, except per share amounts)

	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Share and Equity Related Data:
Book value per share	$24.06	$23.59	$23.14	$22.76	$23.11
Tangible book value per share - Non-GAAP (1)	$19.81	$19.32	$18.83	$18.44	$18.75
Market value per share	$57.25	$51.55	$49.30	$56.05	$40.22
Shares issued and outstanding at end of period	17,214	17,210	17,193	17,171	17,107

Capital Ratios:
Tier 1 risk-based capital	11.69% (i)	11.92%	11.54%	11.44%	11.48%
Total risk-based capital	12.53% (i)	12.78%	12.38%	12.26%	12.31%
Tier 1 leverage ratio	8.83% (i)	8.78%	8.58%	8.67%	8.95%
Common equity tier 1	11.02% (i)	11.23%	10.86%	10.75%	10.77%
Equity to assets	9.27%	9.28%	9.06%	8.92%	9.40%
Tangible equity to tangible assets - Non-GAAP (1)	7.76%	7.73%	7.51%	7.35%	7.77%
(i) - estimated

						For the Nine Months Ended
	For the Three Months Ended
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Sep 30, 2017	Sep 30, 2016
Performance Ratios:
Net interest margin (FTE)	2.93%	2.97%	2.87%	2.89%	2.94%	2.92%	3.07%
Return on average assets	1.18%	1.21%	1.08%	1.14%	1.21%	1.16%	1.17%
Return on average tangible assets - Non-GAAP (1)	1.20%	1.23%	1.10%	1.16%	1.24%	1.18%	1.20%
Return on average equity	12.56%	13.06%	11.87%	12.26%	12.57%	12.50%	11.86%
Return on average tangible equity - Non-GAAP (1)	15.27%	15.98%	14.59%	15.09%	15.53%	15.28%	14.72%

(1)	See the section labeled “SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures” at the end of this document.

SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)
						For the Nine Months Ended
	For the Three Months Ended
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Sep 30, 2017	Sep 30, 2016
Wealth Management Results
Wealth Management Revenues:
Trust and investment management fees	$9,101	$8,781	$8,518	$8,283	$8,358	$26,400	$24,618
Mutual fund fees	690	620	729	771	812	2,039	2,467
Asset-based revenues	9,791	9,401	9,247	9,054	9,170	28,439	27,085
Transaction-based revenues	222	541	230	237	453	993	1,193
Total wealth management revenues	$10,013	$9,942	$9,477	$9,291	$9,623	$29,432	$28,278

Assets Under Administration:
Balance at beginning of period	$6,403,501	$6,243,301	$6,063,293	$6,056,859	$5,905,019	$6,063,293	$5,844,636
Net investment appreciation (depreciation) & income	270,549	162,924	220,423	(8,506)	192,518	653,896	286,354
Net client asset flows	(86,151)	(2,724)	(40,415)	14,940	(40,678)	(129,290)	(74,131)
Balance at end of period	$6,587,899	$6,403,501	$6,243,301	$6,063,293	$6,056,859	$6,587,899	$6,056,859

Mortgage Banking Results
Mortgage Banking Revenues:
Gains & commissions on loan sales, net	$2,952	$2,784	$2,268	$4,455	$3,744	$8,004	$8,682
Residential mortgage servicing fee income, net	84	135	72	86	(10)	291	(40)
Total mortgage banking revenues	$3,036	$2,919	$2,340	$4,541	$3,734	$8,295	$8,642

Residential Mortgage Loan Originations:
Originations for retention in portfolio	$90,378	$94,794	$57,907	$72,533	$90,308	$243,079	$191,934
Originations for sale to secondary market (1)	143,112	144,491	102,441	185,626	170,673	390,044	415,174
Total mortgage loan originations	$233,490	$239,285	$160,348	$258,159	$260,981	$633,123	$607,108

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$37,823	$29,199	$22,567	$48,545	$44,611	$89,589	$116,869
Sold with servicing rights released (1)	109,508	108,245	84,345	151,506	119,572	302,098	292,318
Total mortgage loans sold	$147,331	$137,444	$106,912	$200,051	$164,183	$391,687	$409,187

(1)	Also includes loans originated in a broker capacity.

END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Commercial:
Mortgages	$1,085,535	$1,009,096	$1,076,648	$1,074,186	$1,086,175
Construction & development	126,257	112,177	123,841	121,371	98,735
Commercial & industrial	588,324	577,116	562,010	576,109	572,305
Total commercial	1,800,116	1,698,389	1,762,499	1,771,666	1,757,215
Residential Real Estate:
Mortgages	1,171,161	1,143,416	1,100,435	1,094,824	1,052,829
Homeowner construction	24,376	24,689	30,775	27,924	27,058
Total residential real estate	1,195,537	1,168,105	1,131,210	1,122,748	1,079,887
Consumer:
Home equity lines	259,880	263,934	258,695	264,200	265,238
Home equity loans	34,777	35,173	36,050	37,272	38,264
Other	32,768	34,499	36,406	38,485	40,751
Total consumer	327,425	333,606	331,151	339,957	344,253
Total loans	$3,323,078	$3,200,100	$3,224,860	$3,234,371	$3,181,355

	September 30, 2017		December 31, 2016
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$1,136,168	93.8%	$1,105,539	92.5%
New York, New Jersey, Pennsylvania	62,956	5.2%	77,038	6.4%
New Hampshire	12,668	1.0%	12,980	1.1%
Total commercial real estate loans (1)	$1,211,792	100.0%	$1,195,557	100.0%

Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$1,179,112	98.6%	$1,106,366	98.6%
New Hampshire, Vermont, Maine	12,085	1.0%	11,445	1.0%
New York, Virginia, New Jersey, Maryland, Pennsylvania	2,187	0.2%	2,648	0.2%
Ohio	884	0.1%	997	0.1%
Other	1,269	0.1%	1,292	0.1%
Total residential mortgages	$1,195,537	100.0%	$1,122,748	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Deposits:
Non-interest bearing demand deposits	$575,866	$533,147	$534,792	$521,165	$520,860
Interest-bearing demand deposits	45,407	54,666	62,182	64,795	45,167
NOW accounts	448,128	448,617	454,344	427,707	404,827
Money market accounts	716,827	666,047	762,233	730,075	794,905
Savings accounts	367,912	364,002	362,281	358,397	357,966
Time deposits (in-market)	587,166	553,783	557,312	549,376	554,669
Wholesale brokered time deposits	415,775	400,927	382,427	412,237	358,980
Total deposits	$3,157,081	$3,021,189	$3,115,571	$3,063,752	$3,037,374

CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Asset Quality Ratios:
Nonperforming assets to total assets	0.44%	0.49%	0.54%	0.53%	0.59%
Nonaccrual loans to total loans	0.56%	0.63%	0.69%	0.68%	0.75%
Total past due loans to total loans	0.49%	0.66%	0.65%	0.76%	0.67%
Allowance for loan losses to nonaccrual loans	147.52%	132.00%	119.52%	117.89%	107.09%
Allowance for loan losses to total loans	0.82%	0.83%	0.82%	0.80%	0.81%

Nonperforming Assets:
Commercial mortgages	$5,887	$6,422	$7,809	$7,811	$10,357
Commercial construction & development	—	—	—	—	—
Commercial & industrial	429	1,232	1,129	1,337	1,744
Residential real estate mortgages	11,699	11,815	12,253	11,736	10,140
Consumer	496	729	936	1,174	1,709
Total nonaccrual loans	18,511	20,198	22,127	22,058	23,950
Other real estate owned	1,038	1,342	1,410	1,075	1,045
Total nonperforming assets	$19,549	$21,540	$23,537	$23,133	$24,995

Past Due Loans (30 days or more past due):
Commercial mortgages	$5,887	$6,422	$7,806	$8,708	$10,352
Commercial & industrial	455	4,009	1,046	1,154	1,047
Residential real estate mortgages	7,802	8,857	10,533	12,226	8,291
Consumer loans	2,303	1,832	1,547	2,334	1,565
Total past due loans	$16,447	$21,120	$20,932	$24,422	$21,255

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$13,216	$14,490	$18,081	$18,602	$18,796

						For the Nine Months Ended
	For the Three Months Ended
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Sep 30, 2017	Sep 30, 2016
Nonaccrual Loan Activity:
Balance at beginning of period	$20,198	$22,127	$22,058	$23,950	$17,248	$22,058	$21,047
Additions to nonaccrual status	1,969	1,946	2,138	2,105	9,750	6,053	13,174
Loans returned to accruing status	(1,411)	(778)	(547)	(718)	(592)	(2,736)	(798)
Loans charged-off	(694)	(642)	(79)	(2,622)	(2,055)	(1,415)	(4,390)
Loans transferred to other real estate owned	—	(98)	(478)	(30)	—	(576)	(1,045)
Payments, payoffs and other changes	(1,551)	(2,357)	(965)	(627)	(401)	(4,873)	(4,038)
Balance at end of period	$18,511	$20,198	$22,127	$22,058	$23,950	$18,511	$23,950

Allowance for Loan Losses:
Balance at beginning of period	$26,662	$26,446	$26,004	$25,649	$25,826	$26,004	$27,069
Provision charged to earnings	1,300	700	400	2,900	1,800	2,400	2,750
Charge-offs	(694)	(642)	(79)	(2,622)	(2,055)	(1,415)	(4,390)
Recoveries	40	158	121	77	78	319	220
Balance at end of period	$27,308	$26,662	$26,446	$26,004	$25,649	$27,308	$25,649

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$535	$318	$—	$2,510	$1,936	$853	$3,250
Commercial & industrial	114	115	(105)	(20)	(43)	124	623
Residential real estate mortgages	(1)	8	(4)	6	47	3	183
Consumer	6	43	67	49	37	116	114
Total	$654	$484	($42)	$2,545	$1,977	$1,096	$4,170

Net charge-offs to average loans (annualized)	0.08%	0.06%	(0.01%)	0.31%	0.25%	0.04%	0.18%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent (FTE) basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and fair value adjustments on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest recognized on these loans are included in amounts presented for loans.

CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)

For the Three Months Ended	September 30, 2017			June 30, 2017			September 30, 2016
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Commercial mortgages	$1,027,517	$9,909	3.83	$1,037,327	$9,821	3.80	$1,079,917	$9,362	3.45
Construction & development	133,190	1,326	3.95	126,212	1,211	3.85	86,623	712	3.27
Commercial & industrial	590,915	6,684	4.49	574,775	6,607	4.61	565,170	6,382	4.49
Total commercial loans	1,751,622	$17,919	4.06	1,738,314	$17,639	4.07	1,731,710	$16,456	3.78
Residential real estate loans, including loans held for sale	1,210,686	11,541	3.78	1,162,895	11,088	3.82	1,080,302	10,386	3.82
Consumer loans	329,689	3,604	4.34	332,053	3,464	4.18	341,829	3,340	3.89
Total loans	3,291,997	33,064	3.98	3,233,262	32,191	3.99	3,153,841	30,182	3.81
Cash, federal funds sold and short-term investments	61,390	197	1.27	60,428	156	1.04	88,414	93	0.42
FHLBB stock	44,057	467	4.21	44,362	439	3.97	37,933	288	3.02
Taxable debt securities	751,735	4,655	2.46	773,280	4,844	2.51	497,738	3,024	2.42
Nontaxable debt securities	4,287	65	6.02	7,076	109	6.18	22,038	336	6.07
Total securities	756,022	4,720	2.48	780,356	4,953	2.55	519,776	3,360	2.57
Total interest-earning assets	4,153,466	38,448	3.67	4,118,408	37,739	3.68	3,799,964	33,923	3.55
Noninterest-earning assets	248,070			236,056			262,724
Total assets	$4,401,536			$4,354,464			$4,062,688
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$46,352	$30	0.26	$54,675	($8)	(0.06)	$39,865	$13	0.13
NOW accounts	442,166	68	0.06	437,282	57	0.05	402,307	51	0.05
Money market accounts	680,755	642	0.37	711,711	640	0.36	709,549	487	0.27
Savings accounts	366,177	56	0.06	361,545	52	0.06	352,032	52	0.06
Time deposits (in-market)	565,402	1,566	1.10	559,442	1,460	1.05	552,576	1,408	1.01
Wholesale brokered time deposits	404,953	1,473	1.44	392,734	1,390	1.42	310,740	1,099	1.41
FHLBB advances	837,300	3,816	1.81	817,349	3,509	1.72	690,843	2,641	1.52
Junior subordinated debentures	22,681	159	2.78	22,681	149	2.63	22,681	125	2.19
Other	1	—	—	13	—	—	53	1	7.51
Total interest-bearing liabilities	3,365,787	7,810	0.92	3,357,432	7,249	0.87	3,080,646	5,877	0.76
Demand deposits	567,737			543,781			520,439
Other liabilities	55,150			49,013			69,370
Shareholders' equity	412,862			404,238			392,233
Total liabilities and shareholders' equity	$4,401,536			$4,354,464			$4,062,688
Net interest income (FTE)		$30,638			$30,490			$28,046
Interest rate spread			2.75			2.81			2.79
Net interest margin			2.93			2.97			2.94

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016
Commercial loans	$555	$549	$549
Nontaxable debt securities	24	37	118
Total	$579	$586	$667

CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)

For the Nine Months Ended	September 30, 2017			September 30, 2016
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Commercial mortgages	$1,047,831	$29,174	3.72	$1,011,327	$26,569	3.51
Construction & development	129,104	3,650	3.78	110,914	2,806	3.38
Commercial & industrial	579,881	19,448	4.48	587,098	20,470	4.66
Total commercial loans	1,756,816	52,272	3.98	1,709,339	49,845	3.90
Residential real estate loans, including loans held for sale	1,175,563	33,497	3.81	1,045,532	30,521	3.90
Consumer loans	332,245	10,391	4.18	342,735	10,044	3.91
Total loans	3,264,624	96,160	3.94	3,097,606	90,410	3.90
Cash, federal funds sold and short-term investments	59,357	457	1.03	75,627	227	0.40
FHLBB stock	44,015	1,293	3.93	31,774	729	3.06
Taxable debt securities	760,308	14,208	2.50	418,034	7,881	2.52
Nontaxable debt securities	7,602	347	6.10	27,939	1,276	6.10
Total securities	767,910	14,555	2.53	445,973	9,157	2.74
Total interest-earning assets	4,135,906	112,465	3.64	3,650,980	100,523	3.68
Noninterest-earning assets	238,050			250,019
Total assets	$4,373,956			$3,900,999
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$52,564	$37	0.09	$44,490	$34	0.10
NOW accounts	433,435	176	0.05	397,329	161	0.05
Money market accounts	715,386	1,881	0.35	735,324	1,461	0.27
Savings accounts	361,904	158	0.06	339,616	148	0.06
Time deposits (in-market)	559,938	4,443	1.06	544,441	4,067	1.00
Wholesale brokered time deposits	398,349	4,233	1.42	303,442	3,188	1.40
FHLBB advances	828,775	10,669	1.72	577,501	7,106	1.64
Junior subordinated debentures	22,681	446	2.63	22,681	356	2.10
Other	13	1	10.28	66	4	8.10
Total interest-bearing liabilities	3,373,045	22,044	0.87	2,964,890	16,525	0.74
Demand deposits	546,393			488,767
Other liabilities	49,721			61,555
Shareholders' equity	404,797			385,787
Total liabilities and shareholders' equity	$4,373,956			$3,900,999
Net interest income (FTE)		$90,421			$83,998
Interest rate spread			2.77			2.94
Net interest margin			2.92			3.07

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Nine Months Ended	Sep 30, 2017	Sep 30, 2016
Commercial loans	$1,657	$1,657
Nontaxable debt securities	122	451
Total	$1,779	$2,108

SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Tangible Book Value per Share:
Total shareholders' equity, as reported	$414,228	$406,042	$397,785	$390,804	$395,327
Less:
Goodwill	63,909	63,909	64,059	64,059	64,059
Identifiable intangible assets, net	9,388	9,642	9,898	10,175	10,493
Total tangible shareholders' equity	$340,931	$332,491	$323,828	$316,570	$320,775

Shares outstanding, as reported	17,214	17,210	17,193	17,171	17,107

Book value per share - GAAP	$24.06	$23.59	$23.14	$22.76	$23.11
Tangible book value per share - Non-GAAP	$19.81	$19.32	$18.83	$18.44	$18.75

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$340,931	$332,491	$323,828	$316,570	$320,775

Total assets, as reported	$4,469,230	$4,375,529	$4,388,763	$4,381,115	$4,204,034
Less:
Goodwill	63,909	63,909	64,059	64,059	64,059
Identifiable intangible assets, net	9,388	9,642	9,898	10,175	10,493
Total tangible assets	$4,395,933	$4,301,978	$4,314,806	$4,306,881	$4,129,482

Equity to assets - GAAP	9.27%	9.28%	9.06%	8.92%	9.40%
Tangible equity to tangible assets - Non-GAAP	7.76%	7.73%	7.51%	7.35%	7.77%

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Sep 30, 2017	Sep 30, 2016
Return on Average Tangible Assets:
Net income, as reported	$12,962	$13,199	$11,782	$12,162	$12,327	$37,943	$34,319

Total average assets, as reported	$4,401,536	$4,354,464	$4,365,471	$4,272,883	$4,062,688	$4,373,956	$3,900,999
Less average balances of:
Goodwill	63,909	64,058	64,059	64,059	64,059	64,008	64,059
Identifiable intangible assets, net	9,511	9,767	10,027	10,330	10,650	9,766	10,971
Total average tangible assets	$4,328,116	$4,280,639	$4,291,385	$4,198,494	$3,987,979	$4,300,182	$3,825,969

Return on average assets - GAAP	1.18%	1.21%	1.08%	1.14%	1.21%	1.16%	1.17%
Return on average tangible assets - Non-GAAP	1.20%	1.23%	1.10%	1.16%	1.24%	1.18%	1.20%

Return on Average Tangible Equity:
Net income, as reported	$12,962	$13,199	$11,782	$12,162	$12,327	$37,943	$34,319

Total average equity, as reported	$412,862	$404,238	$397,117	$396,741	$392,233	$404,797	$385,787
Less average balances of:
Goodwill	63,909	64,058	64,059	64,059	64,059	64,008	64,059
Identifiable intangible assets, net	9,511	9,767	10,027	10,330	10,650	9,766	10,971
Total average tangible equity	$339,442	$330,413	$323,031	$322,352	$317,524	$331,023	$310,757

Return on average equity - GAAP	12.56%	13.06%	11.87%	12.26%	12.57%	12.50%	11.86%
Return on average tangible equity - Non-GAAP	15.27%	15.98%	14.59%	15.09%	15.53%	15.28%	14.72%